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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in Amendment No.1 to the Registration Statement (Form S-2 No. 333-34937) of United Stationers Inc. filed October 3, 1997, which is incorporated by reference into the Registration Statement on Form S-2 and the related Prospectus of United Stationers Inc. filed October 6, 1997 for the registration of 800,000 additional shares of its common stock.

    We also consent to the incorporation by reference therein of our reports dated January 28, 1997, with respect to the consolidated financial statements and schedule of the Company as of and for each of the years ended December 31, 1995 and 1996, and dated June 27, 1995, with respect to the consolidated financial statements and schedule of United Stationers Inc. (prior to its merger with Associated Holdings, Inc.) for the seven months ended March 30, 1995, which are included and incorporated by reference in the Registration Statement (Form S-2 No. 333-34937) of United Stationers Inc.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
October 6, 1997